UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
 ------------------------------
FORM 8-K
 ------------------------------
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 12, 2017
 ------------------------------
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
 ------------------------------

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116
(Address of principal executive offices, including	(zip code)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On January 12, 2017 (the "Effective Date"), First Interstate BancSystem, Inc. (the "Company") terminated its Trademark License Agreement with Wells Fargo & Company and its affiliated entities (collectively, "Wells Fargo"). The Trademark License agreement granted to the Company an exclusive, nontransferable license to use the "First Interstate" name and logo in Montana, Wyoming, South Dakota, Idaho, Utah, Colorado, Nebraska, and North Dakota.

Concurrent with the termination of the Trademark License Agreement, the Company acquired for cash from Wells Fargo (1) all right, title and interest in and to all First Interstate-related U.S. trademark registrations owned by Wells Fargo (the "Trademarks"); (2) all common law rights and goodwill associated with the Trademarks; and, (3) all First Interstate-related domain names owned by Wells Fargo, which will enable the Company to use the Trademarks throughout the U.S. rather than just in the states identified above.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 12, 2017

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer